Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 540-9222
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces First Quarter Fiscal 2009 Results
•	Net revenues of $70.1 million, compared to outlook of $65.0 to $69.0 million
•	Case shipments of 50.1 thousand, compared to outlook of 44.5 to 47.0 thousand
•	GAAP diluted EPS of $0.04, compared to outlook of ($0.04) to $0.00

SANTA CLARA, Calif., April 23, 2009 — Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the first quarter of fiscal 2009, ended March 31, 2009.

Total net revenues for the first quarter of fiscal 2009 (Q1 09) were $70.1 million compared to $74.1 million reported in the fourth quarter of 2008 (Q4 08) and compared to $74.8 million reported in the first quarter of 2008 (Q1 08).  Invisalign case shipments for Q1 09 were 50,060, compared to 52,640 in Q4 08 and compared to 51,770 in Q1 08.

Net profit for Q1 09 was $2.6 million, or $0.04 per diluted share. This is compared to net profit of $65.5 million, or $0.98 per diluted share in Q4 08 and net profit of $5.3 million, or $0.07 per diluted share in Q1 08.  Q4 08 net profit of $0.98 per diluted share included a favorable impact of approximately $64.6 million, or $0.97 per diluted share from the release of a tax valuation allowance on specific deferred tax assets. Stock-based compensation expense included in Q1 09 net profit was $3.7 million compared to $3.9 million in Q4 08 and $4.0 million in Q1 08.

“I’m pleased that the year is off to a good start with financial results that were better than our outlook,” said Thomas M. Prescott, president and CEO of Align Technology. “Our first quarter performance reflects higher than expected revenue, case volumes and gross margins, and the benefit of our lower operating expenses.  This combined with a $1.5 million credit for reimbursement of legal costs resulted in earnings that exceeded our guidance.”

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share.  For Q1 09, the non-GAAP financial measures excluded the impact of the Company’s restructuring plan announced previously. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables following the financial tables of this release.

Align Technology Inc.  881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

Non-GAAP net profit for Q1 09 was $3.2 million, or $0.05 per diluted share. This is compared to non-GAAP net profit of $4.9 million, or $0.07 per diluted share in Q4 08. In Q1 08, there was no difference between GAAP and non-GAAP net profit.

Q1 09 Operating Results
Q1 09 operating expense includes a $1.5 million credit for an insurance reimbursement of legal costs associated with OrthoClear litigation, which was settled in October 2006.  Q4 08 operating expense includes a $1.7 million asset impairment charge.

Key GAAP Operating Results	Q1 09	Q4 08	Q1 08
Gross Margin	75.2%	72.7%	73.8%
Operating Expense	$47.4M	$52.6M	$50.5M
Operating Margin	7.5%	1.8%	6.2%
Net Profit	$2.6M	$65.5M	$5.3M
Earnings Per Diluted Share (EPS)	$0.04	$0.98	$0.07

Key Non-GAAP Operating Results	Q1 09	Q4 08	Q1 08
Non-GAAP Operating Expense	$46.5M	$48.5M	$50.5M
Non-GAAP Operating Margin	8.8%	7.2%	6.2%
Non-GAAP Net Profit	$3.2M	$4.9M	$5.3M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.05	$0.07	$0.07

Liquidity and Capital Resources
As of March 31, 2009, Align had $124.7 million in cash, cash equivalents, and short term marketable securities compared to $110.2 million as of December 31, 2008.

Key Business Metrics
The following table highlights business metrics for Align’s first quarter of 2009.  Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q1 09	% of Revenue	Q1 09/Q1 08 % Change
North American Orthodontists	$21.1	30.1%	(6.5)%
North American GP Dentists	$30.9	44.1%	(8.9)%
International	$14.3	20.3%	0.5%
Non-case Revenue*	$3.8	5.5%	(5.7)%
Total Revenue	$70.1	100.0%	(6.2)%
*includes training, ancillary products, and retainers

Cases Shipped by Channel:	Q1 09	% of Cases	Q1 09/Q1 08 % Change
North American Orthodontists	16,890	33.7%	(4.0)%
North American GP Dentists	23,335	46.6%	(9.7)%
International	9,835	19.7%	18.1%
Total Cases Shipped	50,060	100.0%	(3.3)%

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

Cases Shipped by Product:	Q1 09	% of Cases	Q1 09/Q1 08 % Change
Invisalign Full	37,245	74.4%	(14.6)%
Invisalign Express	8,010	16.0%	(1.9)%
Invisalign Teen	3,895	7.8%	N/A
Invisalign Assist	910	1.8%	N/A
Total Cases Shipped	50,060	100.0%	(3.3)%

Average Selling Price (ASP), as billed:	Q1 09
Total Worldwide Blended ASP	$1,365
International ASP	$1,450

Number of Doctors Cases were Shipped to:	Q1 09
North American Orthodontists	3,670
North American GP Dentists	10,625
International	3,070
Total Doctors Cases were Shipped to Worldwide	17,365

Number of Doctors Trained Worldwide:	Q1 09	Cumulative
North American Orthodontists	75	8,740
North American GP Dentists	815	33,475
International	330	14,515
Total Doctors Trained Worldwide	1,220	56,730

Doctor Utilization Rates*:	Q1 09	Q4 08	Q1 08
North American Orthodontists	4.6	4.6	4.8
North American GP Dentists	2.2	2.3	2.4
International	3.2	3.4	3.2
Total Utilization Rate	2.9	3.0	3.1
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Total Invisalign Patients (cases shipped):	Q1 09	Cumulative
Number of Patients Treated or in Treatment (cases)	50,060	994,115

Align Ships One Millionth Case
Subsequent to Q1 09, Align achieved a significant milestone, shipping its one millionth Invisalign case to Dr. James Kohl, of Wilmette, Illinois for his teenage patient. Align now has over a million patients who have completed or are in treatment using the Invisalign System.

Q2 Fiscal 2009 Business Outlook
For the second quarter of fiscal 2009 (Q2 09), Align Technology expects net revenues to be in a range of $67.5 million to $70.5 million. Operating margin for Q2 09 is expected to be in a range of 0% to 1%. GAAP earnings per diluted share for Q2 09 is expected to be in a range of breakeven to $0.01.  Non-GAAP earnings per diluted share for Q2 09 is expected to be in a range of $0.01 to $0.02. Stock-based compensation expense for Q2 09 is expected to be approximately $4.9 million.

A more comprehensive business outlook is available following the financial tables of this release.

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

Align Web Cast and Conference Call
Align Technology will host a conference call today, April 23, 2009 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter fiscal 2009 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet.  To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com.  To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call.  If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 318996 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 6, 2009.

About Align Technology, Inc.
Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude the effect of charges associated with the restructuring, release of the tax valuation allowance and the related tax effect. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Business Outlook Summary” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” certain expenditures and other items that may not be indicative of our operating performance including discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the second quarter of 2009, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, failure to achieve the expected cost savings and efficiencies related to the restructuring, including a delay in the implementation of the relocation of certain customer facing organizations from Santa Clara, California to Costa Rica and greater than anticipated costs resulting from the relocation, changes in the size of the expected restructuring charge, loss of key personnel responsible for execution of the relocation in a timely manner, failure to effectively manage the relocation resulting in decreased customer service levels, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008

Net revenues	$70,132	$74,776

Cost of revenues	17,425	19,608

Gross profit	52,707	55,168

Operating expenses:
Sales and marketing	27,854	28,059
General and administrative	13,468	15,188
Research and development	5,191	7,295
Restructuring	910	-
Total operating expenses	47,423	50,542

Profit from operations	5,284	4,626

Interest and other income (expense), net	148	966

Profit before income taxes	5,432	5,592

Provision for income taxes	(2,796)	(288)

Net profit	$2,636	$5,304

Net profit per share
- basic	$0.04	$0.08
- diluted	$0.04	$0.07

Shares used in computing net profit per share
- basic	65,983	69,053
- diluted	66,447	70,860

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$97,051	$87,100
Marketable securities, short-term	27,633	23,066
Accounts receivable, net	51,665	52,362
Inventories, net	2,068	1,965
Other current assets	14,588	13,414
Total current assets	193,005	177,907

Property and equipment, net	26,000	26,979
Goodwill and intangible assets, net	7,566	8,266
Deferred tax asset	61,133	61,696
Other long-term assets	1,573	4,493

Total assets	$289,277	$279,341

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,064	$5,580
Accrued liabilities	35,656	38,282
Deferred revenue	19,654	16,710
Total current liabilities	61,374	60,572

Other long term liabilities	204	229

Total liabilities	61,578	60,801

Total stockholders' equity	227,699	218,540

Total liabilities and stockholders' equity	$289,277	$279,341

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008

GAAP Operating expenses	$47,423	$52,567	$50,542
Restructuring	(910)	(4,042)	-
Non-GAAP Operating expenses	$46,513	$48,525	$50,542

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008

GAAP Profit from Operations	$5,284	$1,325	$4,626
Restructuring	910	4,042	-
Non-GAAP Profit from Operations	$6,194	$5,367	$4,626

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008

GAAP Net profit	$2,636	$65,496	$5,304
Restructuring	910	4,042	-
Tax effect on non-GAAP adjustments	(355)	(43)	-
Release of tax valuation allowance	-	(64,608)	-
Non-GAAP Net profit	$3,191	$4,887	$5,304

Diluted Net profit per share:
GAAP	$0.04	$0.98	$0.07
Non-GAAP	$0.05	$0.07	$0.07

Shares used in computing diluted net profit share	66,447	66,816	70,860

Align Technology, Inc. Q1 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict. Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided. Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward Looking Information” above in this press release.

Financials
(in millions, except per share amounts and percentages)

	Q2 2009

	GAAP	Adjustment	(a)	Non-GAAP

Net Revenue	$67.5 - $70.5			$67.5 - $70.5

Gross Margin	74.5% - 75.0%			74.5% - 75.0%

Operating Expenses	$50.5 -$52.0	$0.6	(a)	449.9 - $51.4

Operating Margin	0% - 1%	1%		1% - 2%

Net Income per Diluted Share	$0.00 - $0.01	$0.01		$0.01 - $0.02

Stock Based Compensation Expense:
Cost of Revenues	$0.5			$0.5
Operating Expenses	$4.4			$4.4
Total Stock Based Compensation Expense	$4.9			$4.9

(a) Restructuring charges

Business Metrics:

Q2 2009
Case Shipments	48.0K - 50.0K
Cash	$122M - $126M
DSO	mid 60's
Capex	$2.0M - $4.0M
Depreciation & Amortization	42.0M - $3.0M
Diluted Shares Outstanding	67M

Full Year 2009:	FY 2009

Stock Based compensation	$17.5M
Diluted Shares Outstanding	67M